UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 28, 2011

Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-160748 (Commission File Number)	27-0351641 (IRS Employer Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Property Acquisition
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Property Acquisition
     On June 28, 2011 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”) acquired a fee simple interest in a 220-unit multifamily residential property located at 16700 West 127TH Street in Olathe, Kansas commonly known Clarion Park (the “Clarion Park”) through SIR Clarion Park, LLC (“SIR Clarion Park”), a wholly-owned subsidiary of the Company’s operating partnership, from Olathe Housing Associates Limited Partnership, a third party seller (the “Seller”).
     SIR Clarion Park acquired Clarion Park from Seller for an aggregate purchase price of $11,215,000, exclusive of closing costs. SIR Clarion Park financed the payment of the purchase price for Clarion Park with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $8,972,000 (the “Clarion Park Loan”) from PNC Bank National Association, a national banking association (the “Lender”), pursuant to the requirements of the Fannie Mae DUS Multifamily Affordable Housing Program and evidenced by a promissory note dated June 28, 2011 (the “Clarion Park Note”). For additional information on the terms of the Clarion Park Loan, see Item 2.03 below.
     Clarion Park was built in 1994 and consists of 40 one-bedroom apartments, 132 two-bedroom apartments and 48 three-bedroom apartments. Units at Clarion Park range from 720 square foot one-bedroom units to 1,150 square foot three-bedroom units. Unit amenities at Clarion Park include full size washer and dryer connections in each unit, spacious walk-in closets, ceiling fans, private balcony or patio, wood burning fireplaces, finished basements and vaulted ceilings, provided that some amenities are only available in select units. Common area amenities at Clarion Park include a management office, clubhouse, playground, swimming pool and laundry facility. Clarion Park operates under the Low Income Housing Tax Credit (LIHTC) program, which requires that 100% of the units at Clarion Park be rented to tenants earning no more than 60% of the area’s median income. As of June 27, 2011, occupancy at Clarion Park was approximately 100%.
     An acquisition fee of approximately $230,000 was earned by the Company’s external affiliated advisor in connection with the acquisition of Clarion Park, which acquisition fee is expected to be paid to the Company’s advisor subject to the terms of the advisory agreement between the Company, the Company’s advisor and the Company’s operating partnership.
Management of Property
     On the Closing Date, SIR Clarion Park and Steadfast Management Co., Inc. (the “Property Manager”), an affiliate of the Company’s advisor, entered into a Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will serve as the exclusive leasing agent and manager of Clarion Park. Pursuant to the Management Agreement, SIR Clarion Park will pay the Property Manager a monthly management fee in an amount equal to 3.5% of Clarion Park’s gross collections (as defined in the Management Agreement) for each month. The Management Agreement has an initial term of one year and will continue thereafter on a month-to-month basis unless either party gives thirty (30) days’ prior notice of its desire to terminate the Management Agreement; provided, however, that SIR Clarion Park may terminate the Management Agreement at any time without cause upon thirty (30) days’ prior written notice to the Property Manager and upon five (5) days’ prior written notice to the Property Manager in the event of the gross negligence, willful misconduct or bad acts of the Property Manager or any of the Property Manager’s employees.
     The material terms of the Management Agreements described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Clarion Park Note
     In connection with the acquisition of Clarion Park, SIR Clarion Park borrowed $8,972,000 from Lender pursuant to the Clarion Park Note and the Multifamily Loan and Security Agreement (Non-Recourse) by and between SIR Clarion Park and the Lender (the “Loan Agreement”). The Clarion Park Loan has an 84 month term with a maturity date of July 1, 2018 (the “Maturity Date”). SIR Clarion Park paid a loan origination fee of $89,720 to the Lender in connection with the Clarion Park Loan.
     Interest on the outstanding principal balance of the Clarion Park Loan will accrue at a rate of 4.58% per annum (the “Interest Rate”), and a monthly payment of principal and interest in the amount of $45,887 will be due and payable on the first day of each month, commencing August 2011, until the Maturity Date. The entire outstanding principal balance of the Clarion Park Loan, plus any accrued and unpaid interest thereon, is due and payable in full on the Maturity Date. So long as any monthly payment or any other amount due under the Clarion Park Loan remains past due for thirty (30) days or more, interest will accrue on the unpaid principal balance of the Clarion Park Loan at a rate equal to the lesser of (1) the Interest Rate plus 4.0% or (2) the maximum interest rate which may be collected by the Lender under applicable law. So long as any payment due under the Clarion Park Loan is not received by the Lender within ten days after such payment is due, SIR Clarion Park will pay to the Lender, immediately and without demand by the Lender, a late charge equal to 5.0% of the amount of the payment due. SIR Clarion Park may voluntarily prepay all, but not less than all, of the unpaid principal balance of the Clarion Park Loan and all accrued interest thereon and other sums due to the Lender under the Clarion Park Loan on the last day of any calendar month during the term of the Clarion Park Loan, provided that SIR Clarion Park must provide the Lender with at least thirty (30) days and not more than sixty (60) days prior written notice of such prepayment. SIR Clarion Park must also pay a prepayment fee to the Lender, calculated in accordance with the terms of the Loan Agreement, in connection with any voluntary prepayment of the Clarion Park Loan, provided that no prepayment fee will be payable in connection with any prepayment of the Clarion Park Loan made during the three calendar months prior to the Maturity Date.
     The performance of the obligations of SIR Clarion Park under the Clarion Park Loan are secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between SIR Clarion Park and Lender with respect to Clarion Park (the “Multifamily Mortgage”).
     Pursuant to the Loan Agreement, SIR Clarion Park will have no personal liability under the Clarion Park Note, the Loan Agreement or any other loan document for the repayment of the principal and interest and any other amounts due under the Clarion Park Note, the Loan Agreement or any other loan document (the “Indebtedness”) or for the performance of any other obligations under the Clarion Park Note, the Loan Agreement or any other loan document; provided, however, that SIR Clarion Park will be personally liable to the Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of, among other events, (1) failure of SIR Clarion Park to pay to Lender upon demand after an event of default all rents and security deposits to which Lender is entitled under the Multifamily Mortgage, (2) failure of SIR Clarion Park to maintain all required insurance polices required by the Multifamily Mortgage, (3) failure of SIR Clarion Park to apply all insurance proceeds and condemnation proceeds as required by the Multifamily Mortgage, (4) waste or abandonment of Clarion Park, (5) fraud or written material misrepresentation by SIR Clarion Park or the Company or any officer, director, partner, member or employee of SIR Clarion Park or the Company in connection with the Indebtedness or any request for any action or consent by Lender, (6) SIR Clarion Park’s acquisition of any real property other than Clarion Park or operation of any business other than the management of Clarion Park, (7) certain prohibited transfers of ownership interests in SIR Clarion Park or Clarion Park, and (8) certain bankruptcy and insolvency events with respect to SIR Clarion Park.
     In connection with the Clarion Park Note, the Company absolutely, unconditionally and irrevocably guaranteed to the Lender the full and prompt payment when due of all amounts for which SIR Clarion Park is personally liable under the Clarion Park Note, as described above.

     The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On July 1, 2011, the Company distributed a press release announcing the completion of the acquisition of Clarion Park. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
     See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description
10.1	Property Management Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and Steadfast Management Co., Inc.
10.2	Multifamily Note, dated as of June 28, 2011, by SIR Clarion Park, LLC in favor of PNC Bank, National Association
10.3	Multifamily Loan and Security Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and PNC Bank, National Association
10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 28, 2011, by and among SIR Clarion Park, LLC and PNC Bank, National Association
10.5	Guaranty of Non-Recourse Obligations, dated as of June 28, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association
99.1	Press Release, dated July 5, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.
Date: July 5, 2011	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
10.1	Property Management Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and Steadfast Management Co., Inc.
10.2	Multifamily Note, dated as of June 28, 2011, by SIR Clarion Park, LLC in favor of PNC Bank, National Association
10.3	Multifamily Loan and Security Agreement, dated as of June 28, 2011, by and between SIR Clarion Park, LLC and PNC Bank, National Association
10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 28, 2011, by and among SIR Clarion Park, LLC and PNC Bank, National Association
10.5	Guaranty of Non-Recourse Obligations, dated as of June 28, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association
99.1	Press Release, dated July 5, 2011